EXHIBIT 4.6

                                             1995 STOCK OPTION AGREEMENT



AGREEMENT made this _______ day of _____________________________,  1995, between
______________________________________________  (the "  OPTIONEE  "), and VECTOR
ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware Corporation, ("COMPANY").

         1. Grant of Option. The COMPANY, pursuant to the provisions of the 1995 Stock Option Plan ("1995 PLAN"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to Purchase from the COMPANY all or any part of an aggregate of __________ Common Shares, as such Common Shares are now constituted, at the purchase price of $_____ (____________) per share. The provisions of the 1995 PLAN governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

         2. Exercise. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 1,000 Shares unless such exercise is as to the remaining balance of this Option) on or after June 30, 1995 and on or before June 29, 2001 (Expiration Date), provided that the cumulative number of Common Shares as to which this Option may be exercised shall not exceed the following amounts:


        Cumulative Number                                     Prior to Date
            of Shares                                      (Not Inclusive Of)
=================================                    ==========================




                  The Option evidenced hereby shall be exercisable by the delivery to and receipt by the COMPANY of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of Shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of Vector Environmental Technologies, Inc. and
         (iii) by return of this Stock Option Agreement for endorsement of exercise by the COMPANY on Schedule I hereof.

         3.       Transferability.          The Option evidenced hereby is not
         assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in Paragraph 5d of the 1995

       PLAN.


                                    VECTOR ENVIRONMENTAL TECHNOLOGIES, INC.

                                    By: ________________________________
                                           President


         ATTEST:


         ----------------------------
         Secretary



Optionee hereby acknowledges receipt of a copy of the 1995 PLAN, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 1995 PLAN on any questions arising under such 1995 PLAN. Optionee recognizes that if Optionee's employment with the COMPANY or any subsidiary thereof shall be terminated with or without cause, or by the Optionee, all of Optionee's rights hereunder shall thereupon terminate with respect to all unvested Options.

Dated: ________________________          ______________________________________
                                         Optionee

                                         --------------------------------------
                                         Print Name

                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------
                                         Social Security No.:

                                                    ATTACHMENT B


(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)


Date: __________________________


Treasurer
Vector Environmental Technologies, Inc.
1335 Greg Street #104
Sparks, NV  89431

Dear Sir:

In accordance with paragraph 2 of the Stock Option Agreement evidencing the Option granted to me on ____________________________ under the Vector Environmental Technologies, Inc. 1995 Stock Option Plan, I hereby elect to exercise this Option to the extent of ____________________ Common Shares.

Enclosed is a certified check payable to the order of "Vector Environmental Technologies, Inc." in the amount of $_______________________ as the purchase price of $________________ for the Shares which I have elected to purchase and
(ii) the original 1995 Stock Option Agreement for endorsement by the COMPANY as to exercise on Schedule I thereof.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed 1995 Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:



                 ------------------------------------

                 ------------------------------------
                 Address

                 Very truly yours,

                 -----------------------------------
                 Signature of Optionee

                 -----------------------------------
                 Print Name